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                           LIMITED POWER OF ATTORNEY
                                      FOR
                   The Manufacturers Life Insurance Company

                             SECTION 16(a) FILINGS
                                      FOR
                               MANULIFE GA TRUST
                                 (the "Fund")

The undersigned, a duly authorized officer of The Manufacturers Life Insurance Company, hereby constitutes and appoints with full power of substitution each of David Pemstein, Betsy Anne Seel, Christopher Sechler and Daniel Beauregard, acting singly, the undersigned's true and lawful attorney-in-fact to:

   (1) Prepare and execute for the undersigned, Forms 3, 4, and 5 and amendments thereto regarding shares of the Fund in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

   (2) File any such Form 3, 4, or 5 or amendments thereto with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

   (3) Take any other action which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing.

The undersigned acknowledges that neither the foregoing attorneys-in-fact nor the Fund are assuming the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as may be necessary or appropriate.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8/th/ day of October 2025.

                                                  THE MANUFACTURERS LIFE
                                                  INSURANCE COMPANY

                                                  /s/ Michael Traynor
                                                  ------------------------------
                                                  Name: Michael Traynor
                                                  Title: Senior Managing
                                                  Director, Head of Canadian
                                                  Portfolio Management

                                   INTERNAL